UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

ZOLTEK COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Missouri	0-20600	43-1311101
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 McKelvey Road St. Louis, Missouri	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 291-5110

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Zoltek Companies, Inc. and its subsidiaries Zoltek Corporation, Engineering Technology Corporation and Zoltek Properties, Inc. (collectively, the “Company”), have entered into a Third Amendment to Credit Agreement, dated as of April 14, 2010 (the “Third Amendment”), with Southwest Bank of St. Louis, an M&I Bank (the “Lender”). As previously reported, in February 2010 the Company extended its U.S. revolving credit facility with the Lender until January 12, 2011. In conjunction with the extension of the credit facility, the Third Amendment amends certain definitions used in the calculation of the borrowing base for the revolving credit facility and eliminates various financial covenants. As amended, the Company’s revolving credit facility provides for a total commitment equal to the lesser of (1) $10.0 million or (2) a borrowing base equal to a percentage of eligible accounts receivable plus a percentage of eligible inventories.

The foregoing description of the Third Amendment qualified in its entirety by reference to the full terms and conditions of the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2010
ZOLTEK COMPANIES, INC.

	By	/s/ Zsolt Rumy
Zsolt Rumy Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of April 14, 2010, by and among Zoltek Companies, Inc., Zoltek Corporation, Engineering Technology Corporation, Zoltek Properties, Inc. and Southwest Bank of St. Louis.